UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 28, 2009

TECHNOLOGY PUBLISHING, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-153868
(Commission File Number)

Not Applicable
(IRS Employer Identification No.)

#1404 – 510 West Hastings Street, Vancouver, BC V6B 1L8
(Address of principal executive offices and Zip Code)

(604) 682-5629
(Registrant's telephone number, including area code)

10 Van Stassen Blvd., Toronto, Ontario, Canada M6S 2N3
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement

Effective September 28, 2009, we entered into a share exchange agreement with our wholly-owned subsidiary, Westside Publishing Ltd., an Ontario corporation, NexAira Inc. (“NexAira”), an Alberta corporation, NexAira’s wholly-owned subsidiary, NexAira, Inc., a California corporation, the shareholders of NexAira as set out in Schedule 1 to the Exchange Agreement, 0793296 B.C. Ltd., a British Columbia corporation, and 885084 Alberta Inc., an Alberta corporation, whereby we agreed to:

(a)

acquire all of the issued and outstanding common shares in the capital of NexAira from the shareholders of NexAira in consideration for the issuance, by us, of 15,489,262 common shares in the capital of our company on the basis of 1.75 shares of our common stock for every one NexAira share;

(b)

acquire all of the outstanding warrants of NexAira from 0793296 B.C. Ltd and 885084 Alberta Inc. in consideration for the issuance, by us, of 1,575,000 warrants on the basis of 1.75 of our warrants for every one NexAira warrant, with each of our warrants entitling the holder to purchase one share of our common stock;

(c)

acquire all of the outstanding options of NexAira from the option holders of NexAira in consideration for the issuance, by us, of 9,529,034 options on the basis of 1.75 of our options for every one NexAira option, with each of our options entitling the holder to purchase one share of our common stock; and

(d)	assumed debt in the amount of $1,600,000 owed by NexAira to 0793296 B.C. Ltd., being a portion of the convertible debenture in the principal amount of $1,950,000 issued by NexAira to 0793296 B.C. Ltd.

The closing of the share exchange agreement was conditional upon, among other things, our company and NexAira receiving all necessary third party consents; no material adverse changes having occurred with respect to the business or assets of our company, NexAira or its wholly-owned subsidiary since the effective date of the share exchange agreement; and our company agreeing to undertake a future private placement equity financing on terms to be determined. A copy of the share exchange agreement is attached hereto as Exhibit 10.1. Please see Exhibit 10.1 for a complete description of the terms of the share exchange agreement.

Item 2.01	Completion Of Acquisition Or Disposition Of Assets

The disclosure under Item 1.01 of this current report on Form 8-K is responsive to this Item and is hereby incorporated by reference.

The closing of the share exchange agreement occurred on September 29, 2009. On such date, we acquired all of the issued and outstanding common shares of NexAira in exchange for the issuance of 15,489,262 shares of our common stock to the shareholders of NexAira.

We also entered into an assumption agreement dated September 29, 2009 with NexAira and 0793296 B.C. Ltd., pursuant to which we assumed $1,600,000 of the principal of the $1,950,000 convertible debenture issued by NexAira to 0793296 B.C. Ltd. A copy of the assumption agreement is attached hereto as Exhibit 10.2.

The securities of our company issued to the securityholders of NexAira upon the closing of the share exchange agreement and the assumption agreement were issued to 22 non-U.S. persons (as that term is defined in Regulation S promulgated under the Securities Act of 1933) in an offshore transaction and one U.S. person. In issuing these securities, we relied on exemptions from registration contained in Regulation S, Regulation D and/or Section 4(2) of the Securities Act of 1933.

About NexAira

Founded in 2005, NexAira is headquartered in San Diego, California. It is principally engaged in the business of developing and delivering 3G and 4G wireless routing solutions. It provides its customers with innovative routing solutions, delivering speed, reliability and security to service providers and enterprise customers worldwide.

NexAira's routing solutions are simple to install, yet provide the advanced management and business class features demanded by the most sophisticated users. NexAira’s i3 graphical user interface makes routing platforms quick and easy to install, providing the functionality, performance and ease of use expected in the market today. NexAira routing devices are ideal for high availability applications, acting as the primary router to wireless, DSL or cable networks and can also be used to provide complete device and network redundancy in WAN-failover/ fail back applications.

Item 3.02	Unregistered Sales Of Equity Securities

The disclosure under Item 2.01 of this current report on Form 8-K is responsive to this Item and is hereby incorporated by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the closing of the share exchange agreement, Slawek Kajko resigned as the president, secretary and treasurer of our company, Edward Dere resigned as the vice-president and a director of our company and the following persons were appointed as officers and directors of our company:

Mark Sampson	President, Chief Executive Officer and Director
Ralph Proceviat	Chief Financial Officer and Director
Brad Weinert	Director
James Grey	Director
Garry Bourns	Director
Bernard Parkinson	Director
Sherrill Aspin	Corporate Secretary
Carl Silva	Chief Scientist and Vice President of Technology
Rusty Wright	Vice President of Marketing and Products
JR Yakel	Vice President of Sales

On September 29, 2009, subsequent to the appointment of the new directors to the Board, Slawek Kajko resigned as a director of our company.

Business Experience

Mark Sampson - 53

Mr. Sampson has over 20 years of executive management experience in the telecommunications and information technology sectors with data and Internet companies such as AT&T Canada and Telus Advanced Communications and has served as president and chief executive officer of both public and private companies. He was appointed president of NexAira in May of 2008 and chief executive officer in August 2008. From August 2007 to date, he has been a partner at Level 10 Capital Corp. From December 2005 to January 2007 he served as president and chief executive officer of GEM Solutions Inc. and from December 2003 to December 2005 he was president and chief executive officer of IP Applications Ltd.

Ralph Proceviat - 59

Mr. Proceviat is a Chartered Accountant with more than 25 years of business experience in diverse industries including high technology, telecommunications, real estate development and brokerage and manufacturing. He has held various executive positions with public and private organizations operating throughout the United States and Canada. He was appointed chief financial officer of NexAira Inc. in May 2008 and is a member of its board of directors. He has been the president of Level 10 Capital Corp. since May 2007. From 2001 to 2005, he was the chairman and president of ThrillTime Entertainment International, Inc., a publicly traded company. He has a contract with Clean Power Concepts, Inc., a publicly traded company, as the company’s chief financial officer.

Brad Weinert - age 50

Mr. Weinert has more than 27 years of experience in the high-technology industry in including wireless data networking, computer software, local and wide area networking, telecommunications, online commerce and computer hardware and peripherals in both public and private companies. He most recently served as President for Novatel Wireless from August 2007 to December 2008 and as acting CEO from November 2006 to August 2007, Chief Operating Officer (November 2006 to August 2007); Sr. Vice President of Business Development (March 2003 to April 2006).

James Grey – 62

Mr Grey is a veteran IT and Telecom executive with over 30 years of business development experience for companies including Radiant Communications (RCN.V), BC Telecom, Telus and IBM. As CEO of Radiant, Jim led the company from a start up to one of Profit Magazine’s fastest growing companies reaching 27th position in 2004. Mr. Grey left Radiant in October 2005 as President and CEO after 51/2 years.

Garry Bourns - 49

Mr. Bourns brings over 19 years of experience in wireless and GPS technology with both public and private companies, including extensive success initiating and growing new wireless data businesses in emerging markets. Prior to founding NexAira in 2004, Mr. Bourns led business development for Wavecom Inc. in San Diego, where he was responsible for North American carrier relations including significant distribution deals with Sprint, Verizon, AT&T, Rogers and Canada Bell.

Bernard Parkinson - 56

Mr. Parkinson brings 20 years of experience in corporate general management and operations. Prior to founding NexAira in 2004 he held the position of Director of Business Development of Bell West Inc. (a wholly owned subsidiary of BCE Inc.) from 2000 to 2005. He currently holds the position of president and CEO of Platinum Communications a TSX Venture Exchange company.

Sherrill Aspin - 60

Ms. Aspin has more than 30 years of business experience spanning a number of industries in the private and public sectors. Ms. Aspin completed the Canadian Securities Course through the Canadian Securities Institute in 1981 and in 1995 she completed the Corporate Governance of VSE Issuers Course through Simon Fraser University, B.C. She was appointed Corporate Secretary of NexAira Inc. in February 2009 and has been responsible for all corporate governance and administrative functions for the portfolio investments under the Level 10 Capital group of companies since March 2007. From April 1994 to January 2005 she was the corporate secretary and a director of ThrillTime Entertainment International, Inc., a publicly traded company.

Carl Silva - 46

Mr. Silva has over 24 years of experience in the telecommunications and high tech industries, in business development, software engineering and systems engineering. From July 2006 to May 2008, Mr. Silva was president and chief executive officer of Cognigen Business Systems, Inc., a joint venture of ABP and Cognigen Networks, Inc. (NASDAQ: CNGW), formed for the purpose of providing broadband services to the quick service retail industry. From May 2003 to July 2006, Mr. Silva was a founder and senior managing partner of Anza Borrego Partners, a management consulting firm. From July 1998 to May 2003, he was senior vice-president of SAIC’s Converged Network Professional services organization and from September 1994 to June 1998, he was with Telcordia Technologies. Mr. Silva also has been a member of the board of directors of Onstream Media (NASDAQ: ONMS) since July 2006.

Rusty Wright - 51

Mr. Wright has been in the data communications industry for over 25 years, serving in a wide degree of functions including engineering, operations, marketing, sales and consulting. Mr. Wright’s consulting firm was hired by NexAira in February 2008 and he accepted the position of vice president of marketing and product with NexAira in June 2008. From January 2006 until February 2007, he was senior vice-president at GEM Solutions. He held senior. management positions at Netifice from June 2003 to August 2005, as well as at Cerberus, Yipes and most notably, as vice president of data sales for AT&T Canada.

JR Yakel - 41

Mr. Yakel has more than 15 years of experience in wireless and networking industries, including senior sales positions at Novatel and Sprint. He was appointed vice-president of sales of NexAira in August 2007. From July 2006 to August 2007, he served as major account manager into Sprint for Novatel Wireless and from 2000 to 2006, he held vendor management positions with Sprint.

Family Relationships

There are no family relationships among any of Mark Sampson, Ralph Proceviat, Carl Silva, Rusty Wright, JR Yakel, Sherrill Aspin, Brad Weinert, James Grey, Garry Bourns or Bernard Parkinson.

Certain Related Transactions and Relationships

We have not been a party to any transaction with any of Mark Sampson, Ralph Proceviat, Carl Silva, JR Yakel, Rusty Wright, Sherrill Aspin, Brad Weinert, James Grey, Garry Bourns or Bernard Parkinson since the inception of our company on March 19, 2007, nor are we a party to any currently proposed transaction with any of the foregoing in which we were or will be a participant and where the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at last completed year-end, other than the transactions undertaken in connection with the closing of the share exchange agreement described in Item 1.01.

Item 9.01.	Financial Statements and Exhibits.

Exhibits

10.1

Share Exchange Agreement dated September 29, 2009 among our company, Westside Publishing Ltd., NexAira Inc., a private California corporation, NexAira, Inc., a California corporation, the shareholders of NexAira Inc., 0793296 B.C. Ltd., a British Columbia corporation, and 885084 Alberta Inc., an Alberta corporation.

10.2	Assumption Agreement dated September 29, 2009 among our company, 0793296 B.C. Ltd., a British Columbia corporation, and 885084 Alberta Inc., an Alberta corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNOLOGY PUBLISHING, INC.

By:	“Mark Sampson”
Name:	Mark Sampson
Title:	President, Chief Executive Officer and Director
Dated:	October 2, 2009